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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the use of our report dated April 19, 1996, with respect to the financial statements of 2301 SE 17th St., Ltd. and to the reference to our firm under the heading "Experts" in the Prospectus.



/s/ KPMG Peat Marwick LLP


KPMG PEAT MARWICK LLP

Fort Lauderdale, Florida,

June 13, 1997.